Exhibit 4.2

SUPPLEMENTAL INDENTURE NO. 1

SUPPLEMENTAL INDENTURE NO. 1 (this “Supplemental Indenture”) is entered into as of October 12, 2016, among Valente Equipment Leasing Corp., a New York corporation, USC-Jenna, LLC, a Delaware limited liability company, and USC-Kings, LLC, a Delaware limited liability company (collectively, the “New Guarantors”), U.S. Concrete, Inc., a Delaware corporation (together with its successors and assigns, the “Issuer”), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuer, the existing guarantors (the “Existing Guarantors”) and the Trustee are parties to that certain Indenture (as such has been or may be amended or supplemented from time to time, the “Indenture”) dated as of June 7, 2016, providing for the issuance of the Issuer’s 6.375% Senior Notes due 2024 (the “Notes”);

WHEREAS Section 4.11 of the Indenture provides that, subject to certain exceptions that are not applicable to the New Guarantors, each Restricted Subsidiary that enters into a Guarantee of any Indebtedness of the Issuer shall execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on a senior basis on the same terms and conditions as those set forth in Article 10 of the Indenture and applicable to the other Subsidiary Guarantors;

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the New Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to be Bound. Each of the New Guarantors hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. Each of the New Guarantors agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

3. Guarantee. Pursuant to and subject to Article 10 of the Indenture, each of the New Guarantors, on a joint and several basis with each other New Guarantor and each Existing Guarantor, hereby Guarantees payment of the Notes on a senior basis on the same terms and conditions as those set forth in Article 10 of the Indenture and, in furtherance of the foregoing, unconditionally and irrevocably guarantees to each Holder and the Trustee the Guaranteed Obligations.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Note heretofore or hereafter authenticated and delivered shall be entitled to the benefits hereof.

1

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer and the New Guarantors, and the Trustee makes no representation with respect to any such matters.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this Supplemental Indenture via telecopy or other form of electronic transmission.

8. Effect of Headings. The section headings herein are for convenience only and shall not effect the construction thereof.

[SIGNATURE PAGE TO FOLLOW]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEW GUARANTORS:

VALENTE EQUIPMENT LEASING CORP.

By:	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President

Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4105

USC-JENNA, LLC

By:	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4105

[Signature Page to Supplemental Indenture]

USC-KINGS, LLC

By:	/s/ William J. Sandbrook
	Name:	William J. Sandbrook
	Title:	President

Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4105

[Signature Page to Supplemental Indenture]

ISSUER:

U.S. CONCRETE, INC.

By:	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to Supplemental Indenture]

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Wally Jones
	Name:	Wally Jones
	Title:	Vice President

[Signature Page to Supplemental Indenture]